Exhibit 10.4

INFINERA CORPORATION
2016 EQUITY INCENTIVE PLAN
NOTICE OF GRANT OF PERFORMANCE SHARES
Unless otherwise defined herein, the terms defined in the 2016 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Notice of Grant of Performance Shares (the “Notice of Grant”) and the Global Terms and Conditions of Performance Share Grant (including any country-specific provisions set forth in the Appendix thereto) attached hereto as Exhibit A (together, the “Agreement”).
Participant:
Address:

Participant has been granted the right to receive an Award of Performance Shares, subject to the terms and conditions of the Plan and this Agreement, as follows:
Grant Number:
Date of Grant:
Target Number of
Performance Shares:
Maximum Number of
Performance Shares:
Performance Periods:
Vesting Schedule: Subject to any acceleration provisions contained in the Plan, any agreement between Participant and the Company, or set forth below, the Performance Shares will vest in accordance with the following schedule:

Participant and the Company agree that this Award of Performance Shares is granted under and governed by the terms and conditions of the Plan and this Agreement. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Agreement and fully understands all provisions of the Plan and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated above. In the event Participant ceases to be a Service Provider for any or no reason before Participant vests in the Performance Shares, the Performance Shares and Participant’s right to acquire any Shares hereunder will immediately terminate.

Participant acknowledges and agrees that by receiving this Agreement, Participant has entered into a contract with the Company with respect to this Award of Performance Shares.

INFINERA CORPORATION

EXHIBIT A
GLOBAL TERMS AND CONDITIONS OF PERFORMANCE SHARE GRANT

1.Grant. The Company hereby grants to the Participant named in the Notice of Grant (“Participant”) under the Plan an Award of Performance Shares, subject to all of the terms and conditions in this Agreement and the Plan, which is incorporated herein by reference.
2.Company’s Obligation to Pay. Each Performance Share represents the right to receive a Share on the date it vests. Unless and until the Performance Shares will have vested in the manner set forth in Section 3, Participant will have no right to payment of any such Shares. Prior to actual payment of Shares for any vested Performance Shares, such Performance Shares will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
3.Vesting Schedule. Except as provided in Section 4, and subject to Section 5, the Performance Shares awarded by this Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Performance Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Agreement, unless Participant will have been continuously an active Service Provider from the Date of Grant until the date such vesting occurs.
4.Acceleration.
(a)    Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Performance Shares at any time, subject to the terms of the Plan (including Section 5(c) of the Plan). If so accelerated, such Performance Shares will be considered as having vested as of the date specified by the Administrator. If Participant is a U.S. taxpayer, the payment of Shares vesting pursuant to this Section 4 in all cases will be paid at a time and in a manner that is exempt from, or complies with, Section 409A. The immediately preceding sentence may be superseded in a future agreement or amendment to this Agreement only by direct and specific reference to such sentence.
(b)    Acceleration Relating to Death or Disability. Without limiting the terms of Section 4(a), if a Participant ceases to be a Service Provider by reason of Disability or Participant’s death (except resulting from suicide), then one hundred percent (100%) of the Target Number of Performance Shares shall convert on a one-for-one basis into restricted stock units with immediate vesting as of the date Participant ceases to be a Service Provider by reason of Disability or Participant’s death (except resulting from suicide).
5.Forfeiture upon Termination of Status as a Service Provider. Notwithstanding any contrary provision of this Agreement, the balance of the Performance Shares that have not vested as of the time of Participant’s termination as a Service Provider for any or no reason and Participant’s right to acquire any Shares hereunder will immediately terminate; the Administrator shall have the exclusive discretion to determine when Participant ceases to be a Service Provider for purposes of this grant.
6.Payment after Vesting.

(a)    Subject to Section 8, any Performance Shares that vest will be paid to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares, subject to satisfying any Tax Obligations. Subject to the provisions of Section 6(b), such vested Performance Shares shall be paid in Shares as soon as practicable after vesting, but in each such case within sixty (60) days following the vesting date. In no event will Participant be permitted, directly or indirectly, to specify the taxable year of the payment of any Shares underlying the Performance Shares payable under this Agreement.

(b)    The following provision applies if Participant is a U.S. taxpayer:

Notwithstanding anything in the Plan or this Agreement or any other agreement (whether entered into before, on or after the Date of Grant) to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Performance Shares is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to Participant’s death, and if (x) Participant is a U.S. taxpayer and a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Performance Shares will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination as a Service Provider, then the payment of such accelerated Performance Shares will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless Participant dies following his or her termination as a Service Provider, in which case, the Performance Shares will be paid out as described in Section 7 as soon as practicable following his or her death. It is the intent of this Agreement that it and all payments and benefits to U.S. taxpayers hereunder be exempt from, or comply, with the requirements of Section 409A so that none of the Performance Shares provided under this Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment payable under this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2).

7.Death of Participant. Any distribution or delivery to be made to Participant under this Agreement will, if Participant is then deceased, be made to the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

8.Tax Withholding. Participant acknowledges and agrees that no Shares will be issued to Participant unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of Tax Obligations (as defined below) which the Company or its Parent or Subsidiary employing or retaining Participant (the “Employer”) determines must be withheld with respect to these Performance Shares or any Shares issuable upon vesting. For purposes of this Agreement, “Tax Obligations” means tax, social insurance and social security liability obligations and requirements in connection with this Award, including, without limitation, (i) all federal, state, and local income, employment and any other taxes (including Participant’s U.S. Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company (or Employer, as applicable), (ii) Participant’s and, to the extent required by the Company (or Employer, as applicable), the Company’s (or Employer’s) fringe benefit tax liability, if any, associated with the grant or vesting of this Award or sale of Shares issued under this Award, and (iii) any other taxes or social insurance or social security liabilities or premium the responsibility for which Participant has, or has agreed to bear, with respect to this Award (or issuance of Shares or other consideration thereunder). Participant acknowledges and agrees that the ultimate liability for all Tax Obligations related to Participant’s participation in the Plan is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Performance Shares, including, but not limited to, the grant, vesting or settlement of the Performance Shares, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends and/or any dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of the Award or any aspect of the Performance Shares to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant is subject to Tax Obligations in more than one jurisdiction, Participant acknowledges and agrees that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any Tax Obligations at the time any applicable Performance Shares otherwise are scheduled to vest pursuant to the terms of this Agreement or the Plan or at the time any Tax Obligations related to Performance Shares otherwise are due, Participant will permanently forfeit such Performance Shares and any right to receive Shares hereunder, and the Performance Shares will be returned to the Company at no cost to the Company.

Prior to any relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax Obligations. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, to satisfy the obligations with regard to all Tax Obligations by one or a combination of the following methods: (1) withholding from the proceeds of the sale of Shares, whereby Participant authorizes the Company and/or the Employer, or their respective agents, to satisfy the obligations with regard to all Tax Obligations by withholding from the proceeds of the sale of Shares acquired at settlement of the Performance Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization without further consent), in which case only whole Shares will be sold to satisfy any Tax Obligations and a cash refund will be remitted to Participant for the value of any Shares sold in excess of the Tax Obligations (and any associated broker or other fees), all pursuant to such procedures as the Administrator may specify from time to time; (2) withholding from Participant’s salary, wages or other cash compensation paid to Participant by the Company and/or the Employer; or (3) withholding in Shares acquired at vesting of the Performance Shares at a fair market value equal to the amount of any Tax Obligations required to be withheld. For Section 16 Officers (i.e., persons designated by the Company as being required to file Section 16 reports pursuant to Section 16 of the Securities Exchange Act of 1934, as amended), the Company and/or the Employer, or their respective agents, will satisfy the obligations by method (3) above, unless otherwise determined by the Administrator, in its sole discretion. For Employees who are not Section 16 Officers, the Company and/or the Employer, or their respective agents, will generally satisfy the obligations by method (1) above unless otherwise determined by the Administrator. Employees who are not Section 16 Officers and who are resident in the United States may choose to satisfy their withholding obligations by method (2) above.

Alternatively, or in addition to the withholding methods above, if permissible under Applicable Laws, the Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require Participant to satisfy the Tax Obligations with respect to the Performance Shares, in whole or in part (without limitation) by delivery of cash or check to the Company or the Employer.

Depending on the withholding method, the Company may withhold or account for Tax Obligations by considering applicable minimum statutory withholding rates or other applicable withholding rates (including maximum applicable rates, in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent), and in such manner that the Company, in its sole discretion, determines will not result in adverse consequences to the Company for financial accounting purposes. If the obligation for Tax Obligations is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested Performance Shares, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax Obligations.
9.Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
10.Nature of Grant. In accepting the Award, Participant acknowledges, understands and agrees that:

(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted in the Plan;

(b)    the Award of Performance Shares is voluntary and occasional and does not create any contractual or other right to receive future awards of Performance Shares, or benefits in lieu of Performance Shares even if Performance Shares have been awarded in the past;

(c)    all decisions with respect to future awards, if any, will be at the sole discretion of the Company;
(d)    Participant is voluntarily participating in the Plan;

(e)    the Performance Shares and the Shares underlying the Performance Shares, and the income and value of same, are not intended to replace any pension rights or compensation;

(f)    the Performance Shares and the Shares underlying the Performance Shares, and the income and the value of same, are not part of normal or expected compensation or salary for purposes including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal or end-of-service payments, bonuses, long-term service awards, pension or retirement or welfare benefits or similar payments;

(g)    the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(h)     no claim or entitlement to compensation or damages shall arise from the forfeiture of the Performance Shares or the Shares acquired at vesting if Participant ceases to be a Service Provider (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and in consideration of the Award of Performance Shares to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, any Parent or Subsidiaries or the Employer;

(i)    for purposes of the Award of Performance Shares, Participant will cease to be a Service Provider when Participant is no longer actively providing services to the Company or one of its subsidiaries or affiliates (regardless of the reason for such termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, Participant’s right to vest in the Performance Shares under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Award of Performance Shares (including whether Participant may still be considered to be providing services while on a leave of absence pursuant to Section 13 of the Plan);

(j)     unless otherwise provided in the Plan or by the Company in its discretion, the Performance Shares and the Shares underlying the Performance Shares, and the income and the value of same, do not create any entitlement to have the Performance Shares or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares;

(k)     unless otherwise agreed with the Company, the Performance Shares and the Shares underlying the Performance Shares, and the income and value of same, are not granted as consideration for, or in connection with, any services Participant may provide as a director of any Subsidiary; and

(l)    the following provisions apply only if Participant is providing services outside the United States:
(A)    the Performance Shares and the Shares underlying the Performance Shares, and the income and the value of same, are not part of normal or expected compensation or salary for any purpose; and

(B)    neither the Company, the Employer nor any Parent or Subsidiary of the Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Performance Shares or of any amounts due to Participant pursuant to the settlement of the Performance Shares or the subsequent sale of any Shares acquired upon settlement.

11.No Advice Regarding Grant. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or his or her acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding the U.S. federal, state, local and non‑U.S. tax consequences of this investment and the transactions contemplated by the Agreement and all other aspects of Participant’s participation in the Plan before taking any action related to the Plan.

12.Data Privacy Notice and Consent. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other equity award grant materials by and among, as applicable, the Employer, the Company and/or any Parent or Subsidiary of the Company for the exclusive purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that the Company and/or the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Performance Shares or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”). Participant understands that Data may be transferred to E*TRADE Financial Services, Inc. or such other stock plan service provider selected by the Company in the future to assist the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of Data by contacting Participant’s local human resources representative. Participant authorizes the Company, E*TRADE Financial Services, Inc. and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. Participant understands that if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her employment status or service and career with the Employer will not be affected; the only consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Performance Shares or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.
13.No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE PERFORMANCE SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN ACTIVE SERVICE PROVIDER AT THE WILL OF THE COMPANY, THE EMPLOYER (OR ANY PARENT OR SUBSIDIARY) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF PERFORMANCE SHARES OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, ANY OTHER PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY, THE EMPLOYER (OR ANY PARENT OR SUBSIDIARY RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.
14.Language. If Participant has received this Agreement or any other document related to this Agreement and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
15.Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at Infinera Corporation, Attn: Stock Administration, 140 Caspian Court, Sunnyvale, CA 94089, or at such other address as the Company may hereafter designate in writing.
16.Grant is Not Transferable. Except to the limited extent provided in Section 7, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
17.Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
18.Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any U.S. federal, state, local or non‑U.S. law, the tax code and related regulations or the rulings or regulations of the U.S. Securities and Exchange Commission (the “SEC”) or any other governmental regulatory body or the clearance, consent or approval of the SEC or any other governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate U.S. federal, state, local or non‑U.S. securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such U.S. federal, state, local or non‑U.S. law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange.
19.Appendix. The Award of Performance Shares shall be subject to any special provisions set forth in the Appendix for Participant’s country, if any. If Participant relocates to one of the countries included in the Appendix, the special provisions for such country shall apply to Participant, to the extent the Company determines that the application of such provisions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.
20.Plan Governs. This Agreement is subject to all terms and provisions of the Plan. Subject to Section 20(c) of the Plan, in the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.
21.Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Performance Shares have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
22.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to Performance Shares awarded under this Agreement or future Performance Shares or other Awards that may be granted under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.
23.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
24.Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
25.Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Performance Shares.
26.Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Performance Shares under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
27.Governing Law and Venue. This Agreement shall be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of Performance Shares or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award of Performance Shares is made and/or to be performed.
28.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Performance Shares and on any Shares underlying the Performance Shares, to the extent the Company determines it is necessary or advisable for legal and administrative reasons and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
29.Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other participant.
30.Successors and Assigns. The Company may assign any of its rights under the Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon Participant and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Agreement may be assigned only with the prior written consent of the Company.
31.Insider-Trading/Market-Abuse Laws. Participant acknowledges that he or she may be subject to insider-trading restrictions and/or market-abuse laws, which may affect his or her ability to purchase or sell Shares acquired under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider-trading policy. Participant is responsible for complying with any applicable restrictions, so Participant is advised to speak to his or her personal legal advisor for further details regarding any applicable insider-trading and/or market-abuse laws in his or her country.
32.Foreign Asset/Account Reporting Requirements. Participant acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect his or her ability to acquire or hold the Shares acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on the Shares acquired under the Plan) in a brokerage or bank account outside his or her country. Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. Participant also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to his or her country through a designated bank or broker within a certain time after receipt. Participant acknowledges that it is his or her responsibility to be compliant with such regulations, and Participant should speak to his or her personal advisor on this matter.